UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2025

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2025 (the “Closing Date”), Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”), entered into a Refinancing Amendment, by and among the Borrower, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent (as defined in the Amended Credit Agreement (as defined below)), the Refinancing Revolving Lenders (as defined therein) party thereto and the Refinancing Issuing Banks (as defined therein) party thereto (the “Amendment”), which attaches the Second Amended and Restated Credit Agreement (as amended by the Amendment) as an annex thereto.

The Amendment amends the Borrower’s existing Second Amended and Restated Credit Agreement, dated as of November 23, 2021, by and among the Borrower, Bright Horizons Capital Corp., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, the lenders and other parties party thereto from time to time (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2022 and the Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 11, 2024, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by the Amendment, is referred to herein as the “Amended Credit Agreement”. Capitalized terms herein not otherwise defined have the meaning ascribed to them in the Amended Credit Agreement.

The Amended Credit Agreement provides for, among other things, a $900 million revolving loan facility (the “New Revolving Facility”). On the Closing Date, the Borrower used the proceeds of $362.5 million of revolving loans borrowed under the New Revolving Facility, together with cash on hand, to repay all of the Borrower’s outstanding Term A Loans under the Existing Credit Agreement (including accrued and unpaid interest) and to pay all related fees and expenses.

Borrowings under the New Revolving Facility bear interest at a rate per annum equal to the Base Rate plus a margin ranging from 0.25% to 0.75% or Term SOFR plus a margin ranging from 1.25% to 1.75%. The Term SOFR option is one, three or six month SOFR, as selected by the Borrower, or, with the approval of the applicable lenders, nine or twelve months or less than one month Term SOFR, subject to an interest rate floor of 0.00%. The Base Rate is the highest of (x) the prime rate quoted by The Wall Street Journal, (y) the greater of the federal funds rate and the overnight bank funding rate, in either case, plus 0.50%, and (z) one-month Term SOFR plus 1.00%, subject to an interest rate floor of 1.00%. The New Revolving Facility matures on the date that is 91 days prior to the maturity date of any Material Indebtedness (defined as the 2024 Term B Loans and any indebtedness incurred to refinance, refund or replace any of the 2024 Term B Loans) that has a maturity date that is on or prior to April 17, 2030 (the “Material Indebtedness Maturity Date”) unless the Borrower satisfies the minimum liquidity threshold on the date that is 91 days prior to the Material Indebtedness Maturity Date. The minimum liquidity threshold shall be satisfied if, on the date of determination, the Borrower has cash, cash equivalents and unused revolving credit commitments in excess of the principal amount of the Material Indebtedness plus $200.0 million. As of the Closing Date, based on the current Material Indebtedness Maturity Date, the maturity date of the New Revolving Facility is August 24, 2028. All outstanding loans under the New Revolving Facility may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to Term SOFR loans. The New Revolving Facility is guaranteed by the guarantors under the Existing Credit Agreement and is secured by the collateral securing the Existing Credit Agreement.

The New Revolving Facility require that the Borrower maintain a maximum consolidated first lien net leverage ratio of no greater than 4.25:1.00 as of the last day of the most recently-ended fiscal quarter for which financial statements have been (or were required to be) delivered under the Amended Credit Agreement for the period of four consecutive fiscal quarters then-ended. In addition, the Amended Credit Agreement contains certain negative covenants that limit the ability of the Company, among other things, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends, make other restricted payments and enter into transactions with affiliates, in each case, subject to certain significant exceptions. The Amended Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.

Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the Company, the Borrower, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Company, the Borrower, their subsidiaries or their respective affiliates in the ordinary course of their business.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1*	Refinancing Amendment, dated as of April 17, 2025, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., certain other subsidiaries of the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, the Refinancing Revolving Lenders party thereto and the Refinancing Issuing Banks party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date: April 21, 2025	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer